SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                             June 16, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------


            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 7.01.  Regulation FD Disclosure


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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C., 20549

ITEM 7.01. REGULATION FD DISCLOSURE

On June 16, 2005, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Names Sandy D. McDade SVP, Industrial Wood Products and International Business Groups

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced that Sandy
D. McDade, 53, has been named senior vice president, Industrial Wood Products and International Business Groups. He succeeds William R. Corbin, 64, who will retire at year-end.

Weyerhaeuser also announced that Craig D. Neeser, 50, will succeed McDade as senior vice president, Canada.

In his new role, McDade will report directly to Richard E. Hanson, executive vice president and chief operating officer, and be a member of the company's senior management team. In addition, McDade will be a member of the company's operating committee which executes the business and portfolio strategies agreed upon by the board, chief executive officer and senior management team.

McDade will be responsible for Weyerhaeuser Asia, Weyerhaeuser Forestlands International and European Wood Products, Northwest Hardwoods and Composites. He also is responsible for developing strategies to serve industrial customers, and for identifying new opportunities for Weyerhaeuser to grow internationally by investing in geographies outside North America and Mexico. Current international investments include timberlands in Australia, New Zealand and Uruguay; and manufacturing operations in Australia, Brazil, Ireland, France and New Zealand.

McDade joined Weyerhaeuser in 1980 and worked as a corporate and major transaction lawyer. He served as corporate secretary from 1993 to 2000, and as vice president Strategic Planning from 2000 until 2003. He became senior vice president, Canada in 2003. McDade received a bachelor of arts in political science from Whitman College in 1974 and his law degree from Seattle University in 1979.

"Sandy's experience as the senior company leader in Canada, and his work in evaluating and implementing our joint ventures in the Southern Hemisphere,
provide a solid foundation for his new international role," Hanson said.   "He
will continue to work closely with our core businesses - timberlands, wood products, pulp and paper - to target new, international growth opportunities that meet customer demand and achieve superior returns for shareholders. Sandy's record of leadership, combined with his business acumen and experience in strategic planning, position him to be highly effective his new role."

Corbin joined Weyerhaeuser in 1992 as executive vice president, Wood Products after a distinguished 25-year career in the forest products industry. Subsequently, Corbin served as executive vice president, Timberlands and Distribution from 1995 to 1999 and then as executive vice president, Wood Products until he assumed his current role in 2004.

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"I want to take this opportunity to personally acknowledge the outstanding contributions of Bill Corbin, who retires from Weyerhaeuser at year end, and to pay tribute to a career spanning 40 years in the industry," said Steven R. Rogel, chairman, president and chief executive officer. "Bill was recognized as a visionary leader, and brought that skill to Weyerhaeuser in 1992. As a key member of the Senior Management Team since that time, Bill played a major role in transforming Weyerhaeuser into a truly global company. His legacy is broad and deep - Bill was our first, and remains, a steadfast champion of employee safety. He lives the value of developing our own people to create the next generation of leaders. He maintained a disciplined focus on understanding and delivering value to customers. He was a role model for unifying Weyerhaeuser into one company, spearheading wood products integration with timberlands.
Bill led the company's strategic growth into engineered wood products. And he created stronger linkages between investment in research and development and the businesses. More recently, Bill's vision drove creation of the new Residential Wood Products Strategy that is now being implement.

"In all these ways, Bill's leadership influenced the entire company during a period of major business challenges and unparalleled growth. All of us at Weyerhaeuser are deeply indebted to Bill for the extraordinary contributions he has made, and the legacy he leaves behind."

Corbin and McDade will work together to transition the responsibilities prior to Corbin's retirement.

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Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 2004, sales were $22.7 billion. It has offices or operations in 19 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

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SIGNATURES

		Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							WEYERHAEUSER COMPANY

						By	_/s/ Steven J. Hillyard
	                              Its:  Vice President and
                                          Chief Accounting Officer


Date:  June 17, 2005

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